SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to /section/ 240.14a-11(c) or /section/ 240.14a-12

                            FARO TECHNOLOGIES, INC.
                ------------------------------------------------
               (Name of Registrant as Specified in its Charter)


                            FARO TECHNOLOGIES, INC.
                  -------------------------------------------
                  (Name of Person(s) Filing Proxy Statement )


Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which the transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total Fee Paid:

        -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                             FARO TECHNOLOGIES, INC.

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of FARO TECHNOLOGIES, INC. (the "Company") will be held at the offices of the Company, 125 Technology Park, Lake Mary, Florida, on Wednesday, April 28, 1999 at 10:00 A.M., local time, for the following purposes (the "Annual Meeting"):

     1.  To elect two directors, each to serve for a term of three years; and

     2. To transact such other business as may properly come before the meeting.

     Shareholders of record as of the close of business on March 26, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend in person, you are urged to complete, date, sign and return the enclosed proxy card in the self-addressed envelope enclosed for your convenience which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice to the secretary of the Company, by delivering to the secretary of the company a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting by written ballot in person.

                                        By Order of the Board of Directors,

                                        /s/ GREGORY A. FRASER, PH.D
                                        ---------------------------
                                        Gregory A. Fraser, Ph.D
                                        SECRETARY
April 6, 1999

 SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                             FARO TECHNOLOGIES, INC.

                                 PROXY STATEMENT


     This Proxy Statement and the accompanying proxies are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FARO TECHNOLOGIES, INC., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 1999 at 10:00 A.M., local time, at the offices of the Company, 125 Technology Park, Lake Mary, Florida, and at any adjournment or postponement thereof (the "Annual Meeting"). The telephone number at that address is (407) 333-9911. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, together with the Company's Annual Report to Shareholders and Form 10-K for the year ended December 31, 1998 are first being sent to shareholders on or about
April 6, 1999.


     Shareholders of record as of March 26, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,343,461 shares of the Common Stock outstanding and entitled to vote. There is no other class of voting securities outstanding. Each outstanding share of Common Stock, $.001 par value (the "Common Stock") is entitled to one vote on all matters submitted to a vote of shareholders. Votes may not be cumulated in the election of directors. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the share of Common Stock entitled to vote will constitute a quorum for purposes of the Annual Meeting.


     If the proxy card accompanying this Proxy Statement is properly executed, dated and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted "FOR" each of the Proposals listed in the Notice of Annual Meeting of Shareholders and described more fully in this Proxy Statement. Any proxy given may, however, be revoked by the shareholder executing it at any time before it is voted by giving written notice to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting by written ballot in person. The presence of a shareholder at the Annual Meeting will not operate to revoke his proxy.

     The holders of a proxy are authorized to vote the shares of Common Stock represented thereby in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This would include any shareholder proposal omitted from this Proxy Statement and the accompanying form of proxy pursuant to SEC Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which allows the Company to exclude certain shareholder proposals from this Proxy Statement.


     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.


                              ELECTION OF DIRECTORS


     The number of directors of the Company has been fixed by the Board of Directors (the "Board"), pursuant to the Company's Bylaws, at seven, divided into two classes of two directors each, and one class of three directors. At the Annual Meeting, Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the two nominees hereinafter named to serve for a term of three years, each until his successor is duly elected and qualified. In the event such nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. The Board of Directors has no reason to believe that the nominees named below will be unable, or if elected, will decline to serve.

     The following information is set forth with respect to the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING


                                                     DIRECTOR     TERM
                         NAME               AGE       SINCE      EXPIRES
                         ----              -----    ----------   --------
Philip R. Colley .......................     60         1984        1999
Gregory A. Fraser ......................     44         1982        1999
Philip R. Colley ..........   President of Colley, Borland and Vale Insurance brokers Ltd. in
                              Ontario, Canada, since 1967.
Gregory A. Fraser .........   Co-founder of the Company, has served as Chief Financial Officer and Executive Vice President since May 1997 and as Secretary,
                              Treasurer and a director of the Company since its inception in 1982.

         DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING


                                                     DIRECTOR     TERM
                         NAME               AGE       SINCE      EXPIRES
                         ----              -----    ----------   --------
Simon Raab, Ph.D. ......................    45         1982        2000
Norman Schipper, Q.C. ..................    68         1982        2001
Hubert d'Amours ........................    60         1990        2000
Alexander Raab .........................    74         1982        2001
Andre Julien ...........................    55         1986        2000

Simon Raab, Ph.D. .............   Chairman of the Board and Chief Executive Officer of
                                  the Company since its inception in 1982, and President
                                  since 1986. Mr. Raab is a co-founder of the Company.
Norman Schipper, Q.C. .........   Formerly, a Partner in the Toronto office of the law firm
                                  of Goodman, Phillips & Vineberg from 1962 until his
                                  mandatory retirement as Partner on December 31,
                                  1997; now Of Counsel to the firm.
Hubert d'Amours ...............   President of Montroyal Capital, Inc. and Capimont, Inc.,
                                  two venture capital investment firms, since 1990.
Alexander Raab ................   Chairman of the Board of Advanced Agro Enterprises, a
                                  privately held company in Ontario, Canada, since 1991.
                                  Mr. Raab is the father of Simon Raab.
Andre Julien ..................   President, LAB Pharmacological Research International,
                                  Montreal Canada. Former President and owner of
                                  Chateau Paints, Inc., a coatings and paint manufacturer
                                  in Montreal, Canada from 1969 until 1994.

VOTE REQUIRED FOR APPROVAL


     Nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock in person or by proxy at the Annual Meeting shall be elected. Abstentions, broker non-votes and withheld votes are not counted in determining the number of votes cast for any nominee for director.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.


                               BOARD OF DIRECTORS


GENERAL


     Nine meetings of the Board were held during 1998. Each of the directors attended at least 75% of the meetings of the Board and the committees thereof of which he is a member during the periods which he served.


     The Board has an Audit Committee, the members of which are Messrs. djh 'Amours, Julien and Simon Raab. There is no formal Chairman of the Audit Committee; however, Mr. Raab has served as its ad hoc Chairman for purposes of the orderly conduct of its meetings. The Audit Committee held one meeting during 1998. The Audit Committee is responsible for reviewing the independence, qualifications and activities of the Company's independent certified accountants and the Company's financial policies, control procedures and accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's financial statements. The Audit Committee also reviews transactions between the Company and any officer or director or any entity in which an officer or director of the Company has a material interest.


     The Board has a Compensation Committee, consisting of all Board members. Mr. Julien currently serves as Chairman of the Compensation Committee. The Compensation Committee held two meetings during 1998. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements and other benefits. In addition, the Compensation Committee administers the Company's 1993 Stock Option Plan, 1997 Employee Stock Option Plan, and 1997 Nonemployee Director Stock Option Plan.


     The Board does not have a Nominating Committee.


DIRECTOR COMPENSATION


     Directors of the Company who are not executive officers receive fees of $1,000 for each Board meeting attended, and $500 per committee meeting attended, plus the expenses of attending meetings. During 1998, Messrs. d'Amours, Colley, Julien, Alexandre Raab, and Schipper earned directors' fees of $8,500, $9,000, $7,500, $9,000, and $8,000, respectively.


     Generally, upon election to the Board, and then annually on the day following the annual meeting of shareholders, each director who is not an executive officer is granted a stock option to acquire 3,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock as reported on The Nasdaq Stock Market on the date of grant. Options granted to Directors generally are granted upon the same terms and conditions as options granted to executive officers and key employees. Additionally, the Company's 1997 Nonemployee Directors' Fee Plan permits nonemployee directors to elect to receive directors' fees in the form of common Stock rather than cash. Common Stock issued in lieu of cash directors' fees are issued at the end of the quarter in which the fees are earned, with the number of shares being based on the fair market value of the Common Stock for the five trading days immediately preceding the last business day of the quarter. Directors may defer the receipt of fees for federal income tax purposes, whether payable in cash or in Common Stock. During the year ended December 31, 1998, the nonemployee directors' fees were paid in cash to Mr. Colley only. All remaining nonemployee directors' fees were deferred for federal income tax purposes.


            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     During 1998, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "Commission") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them except that (i) a Form 4 for Mr. d'Amour for the month of September was filed late;

(ii) a Form 4 for Mr. Julien for the month of September was filed late; (iii) Form 4's for Mr. Colley for the months of March, April, September and October will be filed late; and (iv) Form 5's for Mr. Simon Raab, Mr. Fraser, and Mr. Schipper were filed late. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.


                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 26, 1999 (except as noted) by each person known to the Company to own beneficially more than five percent of the Company's Common Stock, each director, each nominee for election as a director, each executive officer, and all executive officers and directors as a group.



                                                                             AMOUNT         PERCENT
                                                                          BENEFICIALLY         OF
NAME OF BENEFICIAL OWNER                                                    OWNED(1)         CLASS
------------------------                                                 --------------   -----------
 Simon Raab, Ph.D.(2) ................................................      2,808,028         24.62%
 Gregory A. Fraser, Ph.D.(3) .........................................        482,265          4.24%
 Hubert d'Amours(4) ..................................................         55,260             *
 Philip R. Colley(5) .................................................        143,325          1.26%
 Andre Julien(6) .....................................................        509,508          4.48%
 Alexandre Raab(7) ...................................................        499,158          4.39%
 Norman H. Schipper, Q.C.(8) .........................................        135,654          1.20%
 Wellington Management Company,LLP.(9) ...............................      1,123,900          9.91%
 All directors and executive officers as a group (7 persons) .........      4,633,198         39.91%

----------------
* Less than one percent.


FOOTNOTES:

(1) The named shareholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.
(2) Held by Xenon Research, Inc. ("Xenon"). Simon Raab and Diana Raab, his spouse, own all of the outstanding capital stock of Xenon. The number of shares includes 60,000 shares which Mr. Raab has the right to acquire pursuant to currently exercisable stock options but does not include 220,000 shares which Mr. Raab has the right to acquire pursuant to options which are not currently exercisable, see "Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Options/SAR Value Table" on page 8.
(3) Includes 25,010 shares transferred to Mr. Fraser's spouse, Linda C. Fraser on December 17, 1998. The number of shares also includes 40,000 shares which Mr. Fraser has the right to acquire pursuant to currently exercisable stock options but does not include 140,000 shares which Mr. Fraser has the right to acquire pursuant to options which are not currently exercisable, see "Aggregated Option/SAR Exercises In Last Fiscal Year And FY-End Options/SAR Value Table" on page 8.
(4) Includes 10,000 shares owned by H. d'Amours and Associates Inc. in which Mr. d'Amours has a controlling interest, and includes 21,000 shares which Mr. d'Amours has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include 2,000 shares which Mr. d'Amours has the right to acquire pursuant to options which currently are not exercisable.
(5) Represents 33,982 shares and 71,343 shares owned by 483663 Ontario, Ltd. and C-Green Enterprises, Inc., respectively, in which Mr. Colley has a controlling interest, 2,000 shares owned jointly by Philip Colley and Donald Vale, and includes 36,000 shares which Mr. Colley has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include 2,000 shares which Mr. Colley has the right to acquire pursuant to options which currently are not exercisable.
(6) Represents 473,508 shares owned by Philanderer Six, Inc., a private investment company, and includes 36,000 shares which Mr. Julien has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include 2,000 shares which Mr. Julien has the right to acquire pursuant to options which currently are not exercisable. Mr. Julien is a shareholder and serves as an executive officer and director of Philanderer Six, Inc. and may be deemed to share voting and dispositive power of the shares owned by Philanderer Six, Inc.
(7) Represents 463,158 shares owned by Gaenal Holding, Inc., all of the capital stock of which is owned by Mr. Alexandre Raab, and includes 36,000 shares which Mr. Raab has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include 2,000 shares which Mr. Raab has the right to acquire pursuant to options which currently are not exercisable.
(8) Includes 99,654 shares owned by Shanklin Investments, Limited, in which Mr. Schipper has a controlling interest, and includes 36,000 shares which Mr. Schipper has the right to acquire pursuant to currently exercisable stock options. The number of shares reflected does not include 2,000 shares which Mr. Schipper has the right to acquire pursuant to options which currently are not exercisable.
(9) The following information is derived from a Schedule 13G filed on January 24, 1999 by Wellington Management Co., LLP reflecting beneficial ownership as of December 31, 1997. HLM is an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940 and has sole voting and dispositive power of the shares owned by it. The address of HLM Management Co., Inc. is 22 Berkeley Street, Boston, Massachusetts 02116.

                             EXECUTIVE COMPENSATION


     The following table sets forth information with respect to compensation paid by the Company to the Chief Executive Officer and the Company's other executive officer:


                           SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                    -------------------------------------- --------------------------------
                                                                                   AWARDS          PAYOUTS
                                                                           ---------------------- ---------
                                                                            RESTRICTED
                                                             OTHER ANNUAL     STOCK     OPTIONS/     LTIP     ALL OTHER
                                       SALARY      BONUS     COMPENSATION    AWARD(S)     SARS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)         ($)           ($)          ($)         ($)       ($)         ($)
---------------------------- ------ ----------- ----------- -------------- ----------- ---------- --------- -------------
Simon Raab, Ph.D.            1998   $ 181,666    $ 80,000                               200,000
 President, Chairman and     1997   $ 160,000      30,063                                80,000
 Chief Executive Officer     1996   $ 130,000    $      0
Gregory A. Fraser, Ph.D.     1998   $ 116,875    $ 80,000                               120,000
 Executive Vice President,   1997   $ 116,083    $      0                                60,000
 Chief Financial Officer,    1996   $ 111,467    $ 11,643
 Secretary and Treasurer

----------------
     The following table sets forth information with respect to grants of stock options during 1998 to the executive officers named in the Summary Compensation Table.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                       POTENTIAL RELIABLE
                                              PERCENT OF                                VALUE AT ASSUMED
                               NUMBER OF        TOTAL                                 ANNUAL RATES OF STOCK
                                SHARES       OPTIONS/SARS                            PRICE APPRECIATION FOR
                              UNDERLYING      GRANTED TO   EXERCISE OR                     OPTION TERM
                             OPTIONS/SARS    EMPLOYEE IN   BASE PRICE   EXPIRATION ---------------------------
NAME                            GRANTED      FISCAL YEAR     ($/SH)        DATE          5%           10%
----                       ---------------- ------------- ------------ ----------- ------------- -------------
Simon Raab(1) ............      100,000(1)       18.7%      $ 14.30      2/28/08    $1,501,500    $1,573,000
                                100,000(2)       18.7%      $  3.64     12/09/08    $  382,305    $  400,510
Gregory A. Fraser(2) .....       60,000(3)       11.2%      $ 13.00      2/28/08    $  819,000    $  858,000
                                 60,000(4)       11.2%      $  3.31     12/09/08    $  208,530    $  218,460

----------------
(1) Exercisable 33,334 shares on or after February 28, 1999, and 33,333 shares on or after each of February 29, 2000 and 2001. Mr. Raab's options were granted at 110% of market price in order to qualify for treatment as incentive stock options.
(2) Exercisable 33,334 shares on or after December 9, 1999, and 33,333 shares on or after each of December 9, 2000 and 2001.
(3) Exercisable 20,000 shares on or after each of February 28, 1999, 2000, and 2001.
(4) Exercisable 20,000 shares on or after each of December 9, 1999, 2000, and 2001.

     The following table sets forth information with respect to aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 1998 and the year-end value of unexercised options held by such executive officers.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OTIONS/SAR VALUE TABLE


                                                                                                        VALUE OF
                                                                                                      UNERERCISED
                                                                                                      IN-THE-MONEY
                                                                               NUMBER OF            OPTIONS/SARS AT
                                                                              UNEXERCISED              FY-END($)*
                                  SHARES ACQUIRED                            OPTIONS/SARS    ------------------------------
NAME                                ON EXCERCISE      VALUE REALIZED ($)     AT FY-END (#)    EXERCISABLE     UNEXERCISABLE
----                             -----------------   --------------------   --------------   -------------   --------------
Simon Raab(1) ................                                                    280,000       $234,424        $859,536
Gregory A. Fraser(2) .........                                                    180,000       $156,280        $546,980


----------------
* Based on the average high and low sales prices of the Company's Common Stock on December 31, 1998 as quoted on The Nasdaq Stock Market.
(1) Of the 280,000 stock options held by Mr. Raab, 80,000 were granted on September 13, 1997, expire on September 13, 2007, and 26,666 shares are currently exercisable, and the remaining shares are exercisable as to 26,667 shares on each of September 13, 1999 and 2000; 100,000 were granted on February 28, 1998, expire on February 28, 2008, and 33,334 shares are currently exercisable, and the remaining shares are exercisable as to 33,333 shares on each of February 28, 2000 and 2001; 100,000 were granted on December 9, 1998, expire on December 9, 2008, and are exercisable as to 33,334 shares on December 9, 1999 and as to 33,333 shares on each of December 9, 2000 and 2001.
(2) Of the 180,000 stock options held by Mr. Fraser at December 31, 1997, 60,000 were granted on September 13, 1997, expire on September 13, 2007, and 20,000 shares are currently exercisable, and 20,000 shares are exercisable on each of September 13, 1999, and 2000; 60,000 were granted on February 28, 1998, expire on February 28, 2008, and 20,000 shares are currently exercisable, and the remaining shares are exercisable as to 20,000 shares on each of February 28, 2000 and 2001; 60,000 were granted on December 9, 1998, expire on December 9, 2008, and are exercisable as to 20,000 shares on each of December 9, 1999, 2000 and 2001.


                      REPORT BY THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


     The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. A component of overall compensation is the granting of stock options, the award of which is made by the Compensation Committee and is discussed in "Long-Term Stock Incentives," below. The Compensation Committee consists of the entire Board, except in matters involving compensation of the two directors who are employees of the Company, in which matters these two directors abstain from voting.

     The Compensation Committee's primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee established and the Board endorsed an executive compensation philosophy for 1998, which included the following considerations:

     a "pay-for-performance" feature that differentiates compensation results based upon the Company's annual financial performance; and

     stock incentives, in certain cases, as a component of total compensation in order to closely align the interests of the Company's executives with the long-term interests of shareholders which facilitates retention of talented executives and encourages Company stock ownership and capital accumulation; and

     Emphasis on total compensation vs. cash compensation, under which base salaries are generally set somewhat lower than competitive levels but which motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

     For 1998, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) annual cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options. Each primary component of pay is discussed below.

     BASE SALARIES. Base salaries paid under employment arrangements between the Company and its executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. The base salary for Simon

Raab, the Company's President and Chief Executive Officer, was increased from 1997 to 1998 based upon such factors as the Company's profitability, cash flow and capital spending for the prior fiscal year, and subjective considerations such as overall employee morale, succession planning, general personnel problems, and competitive positions. The Compensation Committee generally attempts to set base salaries of executive officers at levels which are comparable, but slightly below "market" rates, as determined from information gathered by the Company from publicly traded companies which are similar in size and in the same industry group as the Company and which were used by Dow Jones in compiling the Industrial Technology Index appearing in the performance graph set forth below. The Compensation Committee believes that for the year ended December 31, 1998, executive salaries, including the salary paid to Mr. Raab, the Company's President and Chief Executive Officer, were less than the range of salaries paid by the companies surveyed.

     ANNUAL CASH INCENTIVES. Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals pursuant to bonus plans designed to provide competitive incentive pay only in the event such objectives are met or exceeded. The objectives include specific targets for earnings as reflected in the Company's financial plan submitted by management and approved by the Compensation Committee and the Board based on a variety of factors, including viability of the target growth rate and amount of earnings appropriate to satisfy shareholder expectations.

     During the year ended December 31, 1998, Simon Raab, the Company's Chief Executive Officer, exceeded the goals established by the Compensation Committee and it awarded Mr. Raab a bonus equal to $80,000.

     LONG-TERM STOCK INCENTIVES. Long-term stock incentives, which are a component of compensation, are awarded by the Compensation Committee of the Board. The Compensation Committee consists of the seven Directors whose names are listed at the end of this report, five of whom qualify as disinterested persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee administers the Company's 1993 Stock Option Plan (the "1993 Plan"), 1997 Employee Stock Option Plan (the "1997 Plan"), and 1997 Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan") (the 1993 Plan, 1997 Plan, and Nonemployee Director Plan are collectively referred to as the "Plans"), and determines the recipients of the nonqualified and incentive Plans and non-Plan stock options and the exercise price of such stock options on the date of grant.

     The 1993 Plan provides for the grant of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options, for federal income tax purposes, to officers and other key employees of the Company, and nonqualified stock options to nonemployee directors of the Company. The 1997 Plan provides for the grant of incentive stock options and nonqualified stock options to officers and key employees of the Company. The Nonemployee Director Plan provides for the grant of nonqualified stock options and formula options to nonemployee directors. The 1993 Plan was originally adopted by the Board and shareholders in 1993. Grants to executives under the Company's 1993 Plan and 1997 Plan are determined by the Compensation Committee and are designed to align a portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     Grants of stock options generally are limited to officers and other key employees and managers, of the Company who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. Incentive stock options and nonqualified stock options are granted for terms up to ten years, and are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers, the Compensation Committee takes into consideration the stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders, and takes the number of options granted to an executive officer into consideration in determining base salaries of executive officers. In granting stock options to executive officers, the Compensation Committee considers the number and size of stock options already held by an executive officer when determining the size of stock option awards to be made to the officer in a given fiscal year.

     Messrs. Raab and Fraser were granted stock options in 1998 to acquire 200,000 shares and 120,000 shares, respectively, of the Company's Common Stock. At March 26, 1998, the executive officers appearing in the Summary Compensation Table held stock or currently held the right to acquire stock representing less than five percent of the Company's outstanding Common Stock; however, on March 26, 1998, a trust in which one of the said executive officers is directly or indirectly the sole beneficiary held 24.20% of the Company's outstanding Common Stock.

     SECTION 162(m). Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), which prohibits a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year (the "Dollar Limitation"). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year. The Compensation Committee does not expect the deductibility of compensation paid in 1998 to any executive officer to be affected by Section 162(m). The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

     The Company generally is entitled to a tax deduction upon an employee's exercise of nonqualified options in an amount equal to the excess of the value of the shares over the exercise price. Such deduction is considered compensation for purposes of the Dollar Limitation with respect to options having an exercise price less than fair market value at the date of grant. Deductibility of compensation in future years to Messrs. Raab and Fraser may be affected by the Dollar Limitation if they remain covered employees and exercise options in amounts which would result in compensation to Mr. Raab and/or Mr. Fraser exceeding the Dollar Limitation in any year. As of December 31, 1998, Messrs. Raab and Fraser held options to acquire 280,000 and 180,000 shares, respectively, of the Company's Common Stock, with values of $1,093,820 and $703,170, respectively. Of the options held by Messrs. Raab and Fraser at year end, (1) 80,000 and 60,000 respectively expire on September 13, 2007, and 26,666 and 20,000 respectively are currently exercisable; (2) 100,000 and 60,000 respectively expire on February 28, 2008 and none are exercisable; (3) 100,000 and 60,000 respectively expire on December 9, 2008, and none are exercisable. Messrs. Raab and Fraser have each agreed to cooperate with the Company in exercising their options so as to minimize any loss of deductibility due to the Dollar Limitations.

     CONCLUSION. As described above, the Company's executive compensation program provides a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's establishment of its first stock option plan in 1993, and has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's shareholders.

                             COMPENSATION COMMITTEE

                                 Hubert d'Amours
                                  Andre Julien
                                 Alexander Raab
                                 Norman Schipper
                                  Philip Colley
                                   Simon Raab
                                 Gregory Fraser


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Hubert d'Amours, Andre Julien, Alexander Raab, Norman Schipper, Philip Colley, Simon Raab, and Gregory Fraser. Prior to his resignation as a director of the Company on March 9, 1998, Mr. Martin Koshar also served on the Compensation Committee as its Chairman. Currently, Mr. Julien serves as Chairman of the Committee. Stock option grants are considered part of the overall compensation for executive officers of the Company. There were no transactions during the year ended December 31, 1998 between the Company and members of the Compensation Committee or entities in which they own an interest.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its headquarters from Xenon Research, Inc. ("Xenon"), all of the issued and outstanding capital stock of which is owned by Simon Raab, the Company's President and Chief Executive Officer, and Diana Raab, his spouse. The term of the lease expires on February 28, 2001, and the Company has two five-year renewal options. Base rent under the lease was $300,000 for 1998. Base rent during renewal periods will reflect changes in the U.S. Bureau of Labor statistics consumer Price Index for all Urban Consumers. The terms of the lease were approved by an independent committee of the Company's Board of Directors upon review of an independent market study of comparable rental rates and such terms are, in the opinion of the Board of Directors, no less favorable than those that could be obtained on an arm's-length basis.

                                PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total shareholder return with the cumulative total shareholder return of the Dow Jones Equity Market Index and the Dow Jones Industrial Technology Index since the Company's initial public offering in September 1997 assuming in each case an initial investment of $100 on September 18, 1997:


                 COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
        AMONG FARO TECHNOLOGIES, INC., THE DOW JONES EQUITY MARKET INDEX
                  AND THE DOW JONES INDUSTRIAL TECHNOLOGY INDEX

                                [GRAPHIC OMITTED]




                                      12/93   3/94   6/94   9/94   12/94   3/95   6/95   9/95   12/95   3/96   6/96   9.96   12/96
                                      -----   ----   ----   ----   -----   ----   ----   ----   -----   ----   ----   ----   -----
THE NATIONAL REGISTRY INC.            100      87    103     38     35     82      47     65     73      46     48     39     68
NASDAQ STOCK SMALLCAP MARKET (U.S.)   100      96     91     99     98    107     122    137    138     145    157    162    170
NASDAQ COMPUTER & DATA
  PROCESSING                          100     101     99    110    121    137     162    177    185     194    215    219    228

                                       3/97   6/97   9/97   12/97   3/98   6/98   9/98   12/98
                                      -----   ----   ----   -----   ----   ----   ----   -----
THA NATIONAL REGISTRY                   45      37     25      8      13     6       4       5
NASDAQ STOCK SMALLCAP MARKET (U.S.)    161     190    222    208     244   251     227     294
NASDAQ COMPUTER & DATA
  PROCESSING                           212     272    297    280     370   411     287     502


                        SELECTION OF INDEPENDENT AUDITORS


     At the meeting of the Board of the Company held on March 23, 1999, the Board selected Deloitte & Touche LLP to serve as the independent auditors for the Company for the years ending December 31, 1998 and 1999. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions, and may make a statement if they so desire.


                              SHAREHOLDER PROPOSALS


     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Shareholders is November 28, 1999. After February 12, 2000, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which the Company receives after February 12, 2000.


                                  OTHER MATTERS

     If any other matters shall come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters which will be presented for action at the meeting.


                                        By Order of the Board of Directors,

                                        /s/ GREGORY A. FRASER, PH.D
                                        ---------------------------
                                        Gregory A. Fraser, Ph.D
                                        SECRETARY


April 6, 1999

                                      PROXY

                             FARO TECHNOLOGIES, INC.

             THIS PR0XY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1999

     The undersigned shareholder appoints SIMON RAAD and GREGORY A. FRASER, or either of them, as proxy with full power of substitution, to vote the shares of voting securities of FARO Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company, 125 Technology Park, Lake Mary, Florida, on Wednesday, April 28, 1999, at 10:00 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES
DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJ0URNMENT OR ADJOURNMENTS THEREOF.

PLEASE CHECK THE BOXES BELOW, SIGN, DATE AND RETURN THIS PROXY TO FIRSTAR BANK MILWAUKEE, N.A., 1555 NORTH RIVER CENTER DRIVE, SUITE 301, MILWAUKEE, WISCONSIN 53212, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

            -->DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED-->

                   FARO TECHNOLOGIES, INC. 1999 ANNUAL MEETING

1. ELECTION OF DIRECTORS:  1-PHILIP R. COLLEY  2-GREGORY A. FRASER  [ ] FOR all nominees             [ ] WITHHOLD AUTHORITY
   (each to serve for a                                                 listed to the left (except       to vote for all
   term of three years)                                                 as specified below).             nominees listed to the
                                                                                                        left.


(Instructions: To withhold authority to vote for any indicated nominee, write
the number(s) of the nominee(s) in the box provided to the right.)-->[         ]

In his discretion, the proxy is authorized to vote upon such other business as may be properly come before the meeting.

Check appropriate box                   Date____________NO. OF SHARES
Indicate changes below:
Address Change? [ ]  Name Change? [ ]

                                             [                                 ]
                                             [                                 ]
                                             SIGNATURE(S) IN BOX
                                             Please sign exactly as your name
                                             appears hereon. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             your full title. If shares are
                                             jointly held, each holder must
                                             sign. If a corporation, please sign
                                             in full corporation name by
                                             President or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by an
                                             authorized person.